AMENDED AND RESTATED
MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
USAA MUTUAL FUNDS TRUST

USAA Mutual Funds Trust (“Trust”) hereby adopts this Amended and Restated Multiple Class Plan (“Plan”) pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (“1940 Act”) (“Rule”), on behalf of its series identified in Schedule A hereto, as may be amended from time to time (each a “Fund” and together, the “Funds”), so that each Fund may issue multiple classes of shares, subject to the requirements and conditions imposed by the Rule.

A.	GENERAL DESCRIPTION OF CLASSES THAT ARE OFFERED. Each Fund may issue one or more of the following classes of shares:

1.
RETAIL SHARES.  The retail shares of each Fund will be known by the name of the Fund followed by the word “Shares.”  For example, the retail shares of the Aggressive Growth Fund will be known as the “Aggressive Growth Fund Shares” or as the “Shares.”  The Shares of each Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge and are not subject to any distribution fee.

The Shares of each Fund are available to all USAA members and certain other investors as described in the Trust’s Registration Statement.  The Shares of each Fund also are available by exchange, as described below.

The Shares require a minimum initial investment of $3,000 ($250 for Individual Retirement Accounts).

2.
ADVISER SHARES.  Adviser Shares are subject to a fee at an annual rate of 0.25% of the average daily net assets attributable to Adviser Shares, payable pursuant to a plan adopted by the Trust’s Board of Trustees (“Board”) pursuant to Rule 12b-1 under the 1940 Act (“Rule 12b-1 fees”).  These Rule 12b-1 fees are paid to the Trust’s principal underwriter or to such other entities as approved by the Board (“Payees”) as compensation for distribution expenses and shareholder services; provided, however, that Board approval is not required with respect to payments made by the Payees with Rule 12b-1 fees to third parties.  Adviser Shares are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge.  Adviser Shares may be subject to a redemption fee of up to 1%, as described in each Fund’s Registration Statement, as applicable.

Adviser Shares are offered through broker-dealers and other financial intermediaries, as described in the Trust’s Registration Statement.  Adviser Shares may also be available by exchange, as described below.

Adviser Shares require a minimum initial investment of $3,000 ($250 for Individual Retirement Accounts).

3.	INSTITUTIONAL SHARES. Institutional shares are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge and are not subject to any distribution fee.

Institutional shares are available for investment only to (a) the USAA Target Retirement Funds and (b) other types of investors as described in the Trust’s Registration Statement.  Institutional Shares also may be available by exchange, as described below.

B.	EXPENSE ALLOCATIONS OF EACH CLASS

Certain expenses of a Fund may be attributable to a particular class of shares of that Fund (“Class Expenses”).  Class Expenses are charged directly to the net assets of that class and, thus, are borne on a pro rata basis by the outstanding shares of that class.  For example, each class may pay a different proportion of the following other expenses:

1.	legal, printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of that class;

2.	Blue Sky fees incurred by that class;

3.	transfer agency expenses relating to that class;

4.	expenses of administrative personnel and services required to support the shareholders of that class;

5.	litigation expenses or other legal expenses relating to that class;

6.	shareholder servicing expenses identified as being attributable to that class;

7.	Rule 12b-1 fees payable in connection with the distribution and shareholder servicing of that class of shares; and

8.	such other expenses actually incurred in a different amount by that class or related to that class’s receipt of services of a different kind or to a different degree than another class.

In addition, each class of a Fund may pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions in the advisory contract with respect to the Fund to the different investment performance of that class.

C.	VOTING RIGHTS

Each class of shares of a Fund shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class of shares.  Each class of shares of each Fund shall have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

D.	EXCHANGE PRIVILEGES

Each class of shares of a Fund may be exchanged for or acquired through an exchange of the same or a similar class of shares of any other fund in the USAA family of mutual funds, as described in more detail in the Trust’s Registration Statement.  Shares of one class of a Fund may be exchanged for shares of another class of the same Fund to the extent permitted under applicable law, the Trust’s Master Trust Agreement and By-Laws, as each may be amended from time to time, and the Trust’s Registration Statement.  These exchange privileges may be modified or terminated by each Fund to the extent permitted by SEC rules or policies, and exchanges may be made only into funds that are legally available for sale in the investor’s state of residence.

E.	ADDITIONAL INFORMATION

This Plan is qualified by and subject to the terms of the then current prospectuses and statements of additional information (collectively, the “Prospectuses”) for the applicable classes of the Funds; provided, however, that none of the terms set forth in any such Prospectuses shall be inconsistent with the terms of the classes contained in this Plan.  The Prospectuses for the Funds contain additional information about the classes and each Fund’s multiple class structure.

F.	AMENDMENTS

All material amendments to the Plan must be approved by a majority of the Trust’s Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust, as defined in Section 2(a)(19) of the 1940 Act (“Independent Trustees”).

G.	DATE OF EFFECTIVENESS

This Plan, as amended and restated, takes effect April 30, 2010, or such other date designated by management of the Funds, provided that this Plan shall not become effective with respect to a Fund unless such action has first been approved by the vote of a majority of the Trust’s Board of Trustees and by vote of a majority of the Independent Trustees.

DATED:  November 13, 2007
AMENDED: February 27, 2008 and April 30, 2010

SCHEDULE A

Fund	Retail Shares	Adviser Shares	Institutional Shares
Aggressive Growth Fund	X		X
Balanced Strategy Fund	X
California Bond Fund	X	X
California Money Market Fund	X
Capital Growth Fund	X
Cornerstone Strategy Fund	X
Emerging Markets Fund	X	X	X
Extended Market Index Fund	X
First Start Growth Fund	X
Global Opportunities Fund	X
GNMA Trust	X	X
Growth Fund	X		X
Growth & Income Fund	X	X
Growth and Tax Strategy Fund	X
High-Yield Opportunities Fund	X	X	X
Income Fund	X	X	X
Income Stock Fund	X		X
Intermediate-Term Bond Fund	X	X	X
International Fund	X	X	X
Managed Allocation Fund	X
Money Market Fund	X
Nasdaq-100 Index Fund	X
New York Bond Fund	X	X
New York Money Market Fund	X
Precious Metals and Minerals Fund	X	X	X
Science & Technology Fund	X	X
Short-Term Bond Fund	X	X	X
Small Cap Stock Fund	X		X

Fund	Retail Shares	Adviser Shares	Institutional Shares
Target Retirement 2020 Fund	X
Target Retirement 2030 Fund	X
Target Retirement 2040 Fund	X
Target Retirement 2050 Fund	X
Target Retirement Income Fund	X
Tax Exempt Intermediate-Term Fund	X	X
Tax-Exempt Long-Term Fund	X	X
Tax Exempt Money Market Fund	X
Tax-Exempt Short-Term Fund	X	X
Total Return Strategy Fund	X
Treasury Money Market Trust	X
USAA Florida Tax-Free Income Fund	X
USAA Florida Tax-Free Money Market Fund	X
Value Fund	X	X	X
Virginia Bond Fund	X	X
Virginia Money Market Fund	X
World Growth Fund	X	X

Dated: April 30, 2010